                                   LEASE AGREEMENT


This Lease Agreement is made effective this 17th day of July, 1995 between the entities hereafter identified as Landlord and Tenant. All of the General Information contained in Article 1 below is effective for this entire document.

ARTICLE 1:  GENERAL INFORMATION

1.1  PARTIES

Each reference in this Lease Agreement to any of the following entities shall be construed to incorporate the data stated for that entity in this Section 1.1:

LANDLORD:  WILLRUSS LIMITED LIABILITY COMPANY, an Oklahoma Limited
                    Liability Company

ADDRESS OF WILLRUSS:  13439 N. Broadway Extension, Oklahoma City,
                          Oklahoma 73114,  Suite 200

WILLRUSS' REPRESENTATIVE:  Russell Dobson

TENANT:  Western Financial Services Corp.

TENANT'S ADDRESS (For notice and billing):  13439 N. Broadway Ext., Suite 200

Oklahoma City, Okla  73114

TENANT'S REPRESENTATIVE:  Tom Riley



BUILDING:  13439 North Broadway Extension, Oklahoma City, Oklahoma

RENTABLE FLOOR AREA OF TENANT'S SPACE:         18,916 square feet
Rentable Floor Area Leased by Tenant           24,011 square feet
TOTAL RENTABLE FLOOR AREA OF THE BUILDING:     32,015 square feet

TENANT'S DESIGN COMPLETION DATE:  July 14, 1995

SCHEDULED TERM COMMENCEMENT DATE:  July 14, 1995

TERM EXPIRATION DATE:  July 14, 2005

APPROXIMATE TERM:   Ten (10) years.

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SCHEDULE OF BASE RENT:

     MONTHS      MONTHLY INSTALLMENT      TOTAL PERIOD BASE RENT

     120              $18,008.00          $216,099 yr x 10 = $2,160,990



     TOTAL SCHEDULED BASE RENT:                $216,099

ANNUAL ESTIMATED OPERATING COSTS:  $________  OR    _________/S.F./YR

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD:  $ -0-

SECURITY DEPOSIT:  $12,278                GUARANTOR:   N/A

PERMITTED USES:  General offices

TENANTS PUBLIC LIABILITY INSURANCE:  $1,000,000

SPECIAL PROVISIONS: Effective 3/1/96 additional square footage leased in the amount of 2,288 sq. feet. Rent increase from $4 square foot to $11 sq. foot for duration of term ($216,099 to $264,121)

                    Effective 8/1/96 additional space rented, total under lease to 23,414 square feet.


1.2  EXHIBITS

The Exhibits listed below are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A -         Legal Description
EXHIBIT B -         Plan Showing Tenant's Space
EXHIBIT C -         Specifications of Tenant Improvements
EXHIBIT D -         Riders
EXHIBIT E -         Rules and Regulations
EXHIBIT F -         Guaranty
EXHIBIT G -         Estoppel Certificate

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ARTICLE 2:  PREMISES AND TERM

2.1  PREMISES

Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's Space in the Building, as shown in Exhibit B. Tenant's Space is hereinafter referred to as "the Premises".

2.2  TERM

The Lease Term shall begin on the Scheduled Term Commencement Date (the "Commencement Date") and continue until the Expiration Date, unless postponed, accelerated or extended as hereinafter provided.

     2.2.1 EARLY OCCUPANCY. If the tenant occupies the Leased Premises prior to the Commencement Date, Rent will commence on the date of such occupancy at the average rate applicable to the first twelve months of the Term, and the Term will be extended to include the period of such early occupancy.

     2.2.2 DELAYED OCCUPANCY. To the extent that Landlord agrees to perform construction pursuant to Exhibit C, if for any reason construction has not reached substantial completion on the Commencement Date, this Lease will nevertheless continue in effect. If the failure to reach substantial completion arises from: (a) the Tenant's failure to furnish final working drawings prior to Tenant's Design Completion Date; (b) any delay in construction caused by any change in or addition to the work ordered by the Tenant; (c) the Tenant's failure to pay the Tenant Improvement Reimbursement to Landlord; or (d) any other default, delay or omission by the Tenant; the payment of Rent will begin on the Commencement Date and the Term will not be modified. If the failure to reach substantial completion arises through no fault of the Tenant, the Rent will abate and not commence until the date of substantial completion; provided that such abatement will be for a period of no greater than one hundred eighty (180) days unless the Landlord and Tenant otherwise agree in writing. Such abatement of rent will constitute full settlement of all claims which the Tenant might otherwise have against the Landlord by reason of any delay in occupancy of the Premises. Any delay in occupancy will not extend the Term Expiration Date as set forth in Section 1.1.

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ARTICLE 3:  CONSTRUCTION

3.1  INITIAL CONSTRUCTION

Except to the extent of construction work which Landlord agrees to perform pursuant to Exhibit C, Tenant agrees to take the Premises in their existing condition as of the date of this Lease.

If the Landlord agrees in Exhibit C to perform construction, then Tenant shall, on or before Tenant's Design Completion Date, provide to Landlord complete sets of plans and specifications acceptable to Landlord prepared at Tenant's expense by an architect approved by Landlord, including but not limited to: dimensioned partition plans, furniture and equipment layout plans, dimensioned electrical and telephone outlet plans, reflected ceiling plans, door and hardware schedules, room finish schedules including wall, carpet and floor tile colors, electrical and mechanical engineering plans, and all other necessary construction details and specifications.

3.2  TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD

Unless otherwise specified in Exhibit C, the cost of all construction performed by Landlord in accordance with the aforesaid plans and specifications shall be at Tenant's expense. Tenant agrees to pay the Tenant Improvement Reimbursement to Landlord one half before the Landlord begins construction and one half on the date of substantial completion. In the event the Tenant orders any changes in or additions to the work, all costs resulting therefrom will be paid by Tenant on the date of substantial completion. If no figure is shown in Section 1.1 hereof, the Tenant Improvement Reimbursement to Landlord shall equal the Landlord's total cost of construction (including any supervisor fee to Landlord's managing agent) less the cost of any allowance to Tenant specified in Exhibit C.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

Tenant's furniture, furnishings, telephones, and equipment shall be the responsibility of Tenant, and shall be coordinated with any work being performed by Landlord in such a manner as to maintain harmonious labor relations and not damage the Building or interfere with Building operations. The installation of furniture, furnishings, telephones and equipment shall be performed at Tenant's direction and expense during weekday working hours when Landlord's maintenance personnel are available for supervision and coordination with building operations. If Tenant wishes to perform their work at other times it shall pay the overtime cost of Landlord's supervisory personnel. Tenant agrees to provide Landlord with an insurance certificate from any contractor it employs before the contractor begins work in the Building.

All construction work required or permitted by this Lease, whether by Landlord or by Tenant shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances, regulations and orders of governmental authorities and insurers of Building. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises, except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant in either case has given written notice to Landlord within 30 days after such commencement. If Tenant has not commenced to occupy the Premises within 30 days after they are ready for occupancy, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

Landlord will not approve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such re adaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any construction, alterations or additions requested by Tenant which will delay completion of the Premises or the Building. Following its approval of the plans and specifications, the Landlord agrees to carry out the construction called for in Exhibit C. All such work shall be performed by the Landlord's contractors. All construction, alterations, and additions shall be part of the Building and under no circumstances removed by Tenant except for items which the parties agree in writing at the time of Landlord's approval shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

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3.4  REPRESENTATIVES

Each party authorized the other to rely in connection with its rights and obligations under this Article III upon approval and other action on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

ARTICLE 4:  RENT

4.1  RENT

Tenant agrees to pay Landlord rent for the Premises, without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to the Total Scheduled Base Rent, in monthly installments as shown in Section 1.1 in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the prorated monthly rate in advance.

4.2  OPERATING COST ESCALATION

     4.2.1 DEFINITIONS. For purpose of this section, the following terms shall have the definitions indicated:

     "Landlord's Operating Costs" are the costs of cleaning, operating, managing, maintaining and repairing the Building, plazas, parking areas, landscaping and grounds. These are intended to include, without limitation, expenditures for: real estate taxes; personal property taxes; other taxes, assessments and governmental charges (including taxes on rents or services); expenses of proceedings for abatement; premiums for insurance; utility charges; janitorial service; cleaning supplies; licenses; permits and inspection fees; payments to independent contractors (including affiliates of Landlord at reasonable arms-length rates); repairs and maintenance; management fees and expenses; equipment rental; labor; supplies; security charges; if the Building is located in an office park, the Building's pro rata share (as reasonably determined by Landlord) of the cost of operating and maintaining the common areas and facilities within the park; the amortized cost (with interest) of a new or replacement capital item which has the effect of reducing Landlord's Operating Costs; and all other reasonable and necessary expenses properly chargeable against income. "Real Estate Taxes" shall mean all taxes of every kind and nature assessed by any governmental authority on the land, the Building and improvements, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operating of the land and the Building. The following will be excluded from Landlord's Operating Costs: charges which are reimbursed to the Landlord; depreciation; debt service; costs of tenant improvements; leasing commissions; marketing expenses; and income, franchise and similar taxes which are personal to the Landlord.

     "Tenant's Share" shall mean a fraction having as it numerator the Rentable Floor Area of Tenant's Space and as its denominator the Total Rentable Floor Area of The Building less on half of the average vacant area during a fiscal year or fraction thereof. As it applies to services which are not rendered to all areas on a comparable basis, the Tenant's Share shall be the proportion which the Rentable Floor Area of Tenants's Space bears to the total rentable floor area to which such service is rendered.

     "Operating Cost Escalation" shall mean the difference, if any, between Tenant's Share of Landlord's Operating Costs, and the product of Annual Estimated Operating Costs per square foot multiplied by the Rentable Floor Area of Tenant's Space.

     4.2.2 DETERMINATION OF OPERATING COST ESCALATION. As soon as practicable after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement to Tenant showing Landlord's Operating Cost and the calculation of operating Cost Escalation for the preceding fiscal year or fraction thereof, in reasonable detail certified by Landlord.

     4.2.3 PAYMENTS OF OPERATING COST ESCALATION. Within 30 days after Landlord renders a statement, Tenant shall pay to the Landlord as additional rent (i) all Operating Cost Escalation applicable to the preceding fiscal year or fraction thereof not theretofore paid, and (ii) in the case of an annual statement, the product of 1/12 of Landlord's estimate of the Operating Cost Escalation for the current fiscal year and the number of elapsed months in the current fiscal year less installments already paid, for application on Operating Cost Escalation for the current fiscal year. Thereafter, on the first day of each month, Tenant shall pay as additional rent an amount equal to 1/12 of the Landlord's estimate of Operating Cost Escalation as set forth in Landlord's last statement, to be applied against Operating Cost Escalation owed for the current fiscal year. If the Landlord's statement shows that Tenant's payments of estimated Operating Cost Escalation for the preceding fiscal year exceed the actual Operating Cost Escalation, the excess shall be used to offset the Tenant's rent.

     4.2.4 AUDIT. Tenant may at its own expense cause an audit to be made of the Landlord's books and records pertaining to Operating Cost Escalation upon written notice received by Landlord within 30 days following a statement from Landlord. If as a result of such audit Landlord and Tenant agree on a redetermination of Operating Cost Escalation, then an appropriate rental adjustment shall be made by the parties. If the redetermined Operating Cost Escalation is less than Landlord's determination by an amount in excess of 3-TM-, then Landlord shall reimburse Tenant's reasonable costs of audit. Tenant's obligation to pay Operating Cost Escalation shall not be suspended during the period of an audit. Landlord's determination of Operating Cost Escalation shall be conclusively binding unless Tenant notifies Landlord of its intent to audit within the 30 days set forth above.

4.3  LATE PAYMENTS

If any installment of Base Rent or additional rent, or on account of tenant improvements, is received more than 10 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to 1 1/2 % per month from such due date, which interest shall be immediately due and payable as further rent.

ARTICLE 5:  LANDLORD'S COVENANTS

5.1  LANDLORD'S COVENANTS DURING THE TERM

Landlord covenants during the Term:


     5.1.1 BUILDING SERVICES - To furnish the services listed below through Landlord's employees or independent contractors so long as Tenant is not in default:

     (a) Cleaning - Landlord shall provide five day a week cleaning of the Premises. Abnormal waste removal (e.g. bulk computer paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operations, etc.) shall be Tenant's responsibility. Normal trash and garbage removal is provided by Landlord.

     (b) Heating, Ventilation and Air Conditioning - Landlord shall provide heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays) Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m. Additional hours of operation will be provided at Tenant's expenses, upon advance written request, at rates equal to Landlord's actual cost of operation. The cost of operation and maintenance of any additional or special air conditioning equipment will be paid by Tenant.

     (c) Lawncare and Landscaping - Landlord shall provide lawncare and landscaping services as Landlord from time to time determines best for the building as a whole.

     (d) Water and Sewage - Landlord shall, at Landlord's expense, furnish water and sewer services for the benefit of Tenant's space and Tenant's reasonable requirements.

     (e) Elevators - Landlord shall provide elevators for the use of tenants and the general public and shall program them as Landlord from time to time determines best for the Building as a whole.

     (f) Electricity -

          (1) Landlord, at Landlord's expense, shall furnish electrical energy required for lighting,electrical facilities, equipment, machinery, fixtures and appliances used in or for the benefit of Tenant's Space, subject to the limitations in the following paragraph.

          (2) Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building's electric distribution system any fixtures, appliances or equipment other than normal office machines such as desktop calculators and typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours, or which operate on a voltage in excess of 120 volts or which in the aggregate, including lighting, consume more than 2 watts multiplied by the Rentable Floor Area of Tenant's Space. In the event of any such connection, Tenant agrees to an increase in the Base Rent by an amount which will reflect the cost to Landlord of the additional electric service to be furnished by Landlord, such increase to be effective as of the date of any such installation.

          (3) Whenever the Base Rent is to be increased pursuant to the foregoing paragraph, if Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer selected by Landlord and paid equally by both parties, and the cost to Landlord's Operating Costs as provided in
          Section 4.2 hereof. The parties agree to execute and deliver each to the other an amendment of this Lease confirming such increase.

     5.1.2  ADDITIONAL BUILDING SERVICES

     To furnish, through Landlord's employees or independent contractors, reasonable additional Building services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

     5.1.3  REPAIRS

     Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs and common facilities of the Building as may be necessary to keep them in serviceable condition; and

     5.1.4  QUIET ENJOYMENT

     That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term.

5.2  INTERRUPTIONS

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises, Building, or lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control or in case Tenant's access to the Premises is limited by Landlord's repairs, alterations or improvements, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Landlord also reserves the right to institute such policies, and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

ARTICLE 6:  TENANT'S COVENANTS

6.1  TENANT'S COVENANTS DURING THE TERM

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 TENANT'S PAYMENTS - To pay when due (a) all Base Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone a;nd other utility services rendered to the Premises and not required hereunder to be furnished by Landlord and (d) as additional rent, all charges of Landlord for services rendered pursuant to
     Section 5.1.2 hereof;

     6.1.2 REPAIRS AND ALTERATIONS - Except as otherwise provided in Article VII and Section 5.1.3 to maintain the Premises in good order, repair and condition, reasonable wear only excepted. Tenant agrees not to make any alterations, changes, or additions to the Premises without Landlord's prior written consent;

     6.1.3 USE AND OCCUPANCY - To use and occupy the Premises only for the Permitted Uses; and not to injure of deface the Premises, Building, or lot; and not to permit any use in the Premises which is improper, offensive, contrary to law or ordinances, liable to create a nuisance or to adversely affect the Landlord's leasing of the Building or to invalidate or increase the premiums for any insurance or the Building or its contents or liable to render necessary any alteration or addition to the Building.

     6.1.4 RULES AND REGULATIONS - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

     6.1.5 CAFETERIA AND VENDING INSTALLATIONS - Not to install a lunch room,vending machine or cafeteria service without Landlord's prior written approval. All cleaning necessitated by such an installation shall be at Tenant's expense.

     6.1.6 ASSIGNMENT AND SUBLETTING - Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, and any such assignment, sublease or occupancy without such consent shall be void. Landlord shall not be obligated to consent to any such assignment, sublease or occupancy without such consent shall be void. Landlord shall not be obligated to consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee). No consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. If Tenant requests Landlord's consent to assign this Lease or sublet more than 25% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as to the area to be assigned or sublet, on a date not less than 30 nor more than 60 days after the date of such notice. In the event any assignment or sublease to which Landlord has consented results in the payment to Tenant of rent and other sums in an amount per square foot of the portion to the Premises subject to such assignment or sublease greater than the rent and other sums payable hereunder per square foot of the Premises, Tenant shall remit to Landlord all such excess.

     6.1.7 INDEMNITY - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring or the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or

     (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

     6.1.8 TENANT'S PUBLIC LIABILITY INSURANCE - To maintain public liability insurance on the Premises in amounts which shall be at least equal to the limits set forth in Section 1.1 and from time to time shall be for such higher limits as are customarily carried in the area. Tenant agrees to furnish Landlord with certificates of the required insurance.

     6.1.9 TENANT'S WORKERS' COMPENSATION INSURANCE - To keep all Tenants employees working on the Premises covered by workers compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

     6.1.10 LANDLORD'S RIGHT OF ENTRY - To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and at any time the Tenant is in default and to prospective purchasers and mortgagees at all reasonable times.

     6.1.11 LOADING - Not to place a load upon the Premises exceeding an average rate of 50 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve;

     6.1.12 LANDLORD'S COSTS - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part hereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation.

     6.1.13 LOSS OR DAMAGE TO TENANT'S PROPERTY - All furnishings, fixtures, equipment, effects and property of Tenant and of anyone claiming under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the land shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the omission, fault, wilful act, negligence or other misconduct of Landlord;

     6.1.14 LABOR OR MATERIALMEN'S LIENS - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors. Tenant shall not permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and agrees to discharge any such liens immediately.

     6.1.15 YIELDING UP - To yield up the Premises peaceably at the expiration or termination of the Lease, in good order, repair and condition. Tenant agrees that all improvements, alterations and additions to the Premises are the property of Landlord whether paid for by Landlord or Tenant (including, without limitation: floor coverings, wall coverings, plumbing fixtures, built-in appliances, built-in furniture, and cabinets and shelving attached to the wall or floor) and will be left behind when Tenant yields up the Premises, unless the parties agreed otherwise in writing at the time of construction or installation.

     6.1.16 HOLDOVER - To pay to Landlord twice the total of the Base Rent and additional rent applicable to the last month of the Term for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease; at the option of Landlord exercised by written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

     6.1.17 LANDLORD'S LIEN - As security for the performance of the obligations of the Tenant under this Lease, the Tenant hereby grants the Landlord a security interest in all of the property now owned or hereafter acquired by the Tenant which is located in the Premises and all proceeds and products thereof. The Tenant will not remove any of such personal property from the Premises until all of the Tenants obligations under this lease have been satisfied in full. Without excluding any other manner of notice, any requirement for reasonable notice to the Tenant of the Landlord's intention to dispose of any property pursuant to the enforcement of such security interest will be met if such notice is given at least ten days before the time of such disposition. Any sale made pursuant to the enforcement of such security interest will be deemed to have been a public sale conducted in a commercially reasonable manner if held at the Premises after advertisement of the time, place, method of sale and a general description of the property to be sold in a daily newspaper published in the county in which the Building is located, for five consecutive days before the date of sale. The Tenant agrees to execute and deliver to the Landlord such financing statements, continuation statements and other instruments as Landlord might reasonably require to perfect, protect or continue the foregoing security interest within ten days after written request therefor.

     6.1.18 ABANDONED PROPERTY - All personal property not removed by the Tenant from the premises within five days after the termination of this Lease will be conclusively presumed to have been abandoned by the Tenant and the Landlord may, at the Landlord's option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord in the Landlord's sole discretion deems advisable.

ARTICLE 7:  CASUALTY AND TAKING

7.1  CASUALTY

If the Premises are damaged by fire or other casualty and such damage cannot be repaired within 120 days (as estimated by the Landlord as soon as reasonably practicable after the occurrence of such damage), this Lease, at the option of the Landlord, exercised by giving written notice thereof to the Tenant within 30 days after the occurrence of such damage, will terminate as to the date such notice is given. On such termination the Tenant will pay Rent and all other obligations of the Tenant apportioned to the date on which such damage occurred and will immediately surrender the Premises to the Landlord. If the damage can be repaired within 120 days, or if the damage cannot be repaired within 120 days but the Landlord does not exercise the option to terminate this Lease, the Landlord will, at the Landlord's expense to the extent of the net award of insurance, make the necessary repairs and this Lease will continue in effect, but the Rent will be equitably abated (as determined in the good faith judgment of the Landlord) until such repairs are made, unless such damage is so slight that the Tenant's occupancy of the Premises is not materially interrupted, in which case the Rent will not be abated or reduced.

7.2  TAKING

If all or any substantial part of the Premises, the Building, or the land is taken or condemned for any public use or purpose by right of eminent domain (with or without litigation) or is transferred by agreement in connection with or in lieu of or under threat of condemnation, the Term and the leasehold estate created hereby will, at the option of the Landlord, terminate as of the date title vests in the condemnor or transferee. If the Lease is not so terminated, the Landlord will put the Premises (or the remaining portion) into proper condition for occupancy to the extent permitted by the net award of damages, and the Rent will be equitably abated (as determined in the good faith judgement of the Landlord) until such repairs are made, or in the case of a permanent reduction in area of the Premises, until the end of the Term. The Landlord will receive the entire award from such taking (or the entire compensation paid on account of any transfer by agreement) and the Tenant will have no claim thereto. The Tenant shall have the right, however, to make a claim in a separate action for any damages payable for movable trade fixtures and moving expenses and any other damages inuring directly to the Tenant.

ARTICLE 8:  RIGHTS OF MORTGAGEE

8.1  PRIORITY OF LEASE

This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the land or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election.

This Lease shall be superior to any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgage premises unless the option provided in the following sentence shall be exercised. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, such agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale.

8.2  NO PREPAYMENT OR MODIFICATION

Tenant shall not pay Base Rent, additional rent, or any other charge more than ten days prior to the due dates thereof. No prepayment of Base Rent, additional rent or other charges, no assignment of this Leases and no agreement to make or accept any surrender, termination or cancellation of the Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.3  NO RELEASE OR TERMINATION

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this

Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first give written notice of Landlord's act or failure to act to Landlord's mortgagees or record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter. Reasonable time as used above means a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.4  MORTGAGEE'S APPROVAL

Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to provide permanent financing which is in effect on the date hereof. Unless Landlord gives Tenant written notice within 15 business days after the date hereof that such holder or issuer, or both, disapproves this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.4 shall be of no further force or effect.

ARTICLE 9:  DEFAULT

9.1  EVENTS OF DEFAULT

The following events will be deemed to be events of default by the Tenant under this Lease: (a) failure to pay any Base Rent or additional rent or other sums payable by the Tenant hereunder when such sums become due; (b) failure to comply with any term of this Lease or the Rules and Regulations to be observed by the Tenant; (c) vacation or abandonment of any portion of the Premises; (d) the filing by or against the Tenant or any Guarantor of any proceeding under the federal bankruptcy act or any similar law; (e) the adjudication of the Tenant or any Guarantor as bankrupt or insolvent in proceedings filed under the federal bankruptcy act or any similar law; (f) the insolvency of the Tenant or any Guarantor or the making of a transfer in fraud of creditors or an assignment for the benefit of creditors; or (g) the appointment of a receiver or trustee for the Tenant, any Guarantor or any of the assets of the Tenant.

9.2  REMEDIES

If Tenant has failed to cure a default described in sub-paragraph 9.1(a) within 10 days after written notice, or if Tenant has failed to cure a default described in subparagraph 9.1(b) within 30 days after written notice or such longer time as is reasonably necessary if Tenant commences to cure within such 30 days, or upon the occurrence of any other event of default the Landlord will have the option to do any one or more of the following without any notice or demand including without limitation any notice of forfeiture or notice to vacate, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

     9.2.1 TERMINATION. The Landlord may terminate this Lease, in which event the Tenant will immediately surrender the Premises to the Landlord, but if the Tenant fails to do so, the Landlord may without notice and without prejudice to any other remedy the Landlord might have, enter and take possession of the Premises and remove the Tenant and the Tenant's property therefrom without being liable to prosecution or any other claim of damages therefor.

     9.2.2 ACCELERATION. The Landlord may declare the entire amount of the rent to become payable during the remainder of the Term to be due immediately, in which event the Tenant agrees to pay the same to the Landlord on demand. The acceleration and acceptance by the Landlord of the payment of such rent will not constitute a waiver of any default then existing or thereafter occurring hereunder.

     9.2.3 RELETTING. the Landlord may enter and take possession of the Premises as the agent of the Tenant without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and the Landlord may relet the Premises as the agent of the Tenant and receive the rent therefor, in which event the Tenant will pay to the Landlord, on demand, the cost of renovating, repairing, and altering the Premises and any deficiency that might arise by reason of such reletting; provided, however, that the Landlord will have no duty to relet the Premises and the failure of the Landlord to relet the Premises will not release or affect the Tenant's liability for rent or for damages.

     9.2.4 OPTION TO PERFORM. The Landlord may perform or cause to be performed the obligation of the Tenant under this Lease and may enter the Premises to accomplish such purpose without being liable to prosecution or any claim for damages therefor. The Tenant agrees to reimburse the Landlord on demand for any expense which the Landlord might incur in effecting compliance with this Lease on behalf of the Tenant (together with interest at the rate of 12% per month), and the Tenant further agrees that the Landlord will not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of the Landlord or otherwise.

9.3  DAMAGES

In any case where Landlord has terminated this Lease under Section 9.2.1 or where Landlord has entered and repossessed the Premises under Section 9.2.3, Landlord, at Landlord's option, may cause the Premises to be redecorated, altered, divided, consolidated with adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof for any term or terms, and receive the rentals therefor, applying these rentals first to the payment of such reasonable expenses as the Landlord may have incurred in connection with any termination of this Lease under Section 9.2.1 or any entry and repossession of the Premises under Section 9.2.3, and any redecoration, altering, dividing, consolidating with adjoining premises or otherwise changing or preparing for reletting and reletting, including attorneys' and brokerage fees, and then to the payment of Landlord's damages hereunder which damages are deemed to equal all rentals and all other payments due and to become due hereunder plus all expenses Of Landlord's performance of Tenant's other covenants as herein provided; Tenant agrees that, upon any such termination or any such entry and repossession, and regardless of whether or not Landlord has relet, Tenant shall pay to Landlord Landlord's damages hereunder equal to all accrued and accelerated rentals and to all other payments herein agreed to be paid by Tenant, less the net proceeds of reletting, if any, payable to Landlord under any reletting effected by Landlord prior to entry of judgment against Tenant for said damages. In reletting the Premises, Landlord may grant rent concessions and Tenant shall not be credited therewith.

No reletting shall constitute a surrender and acceptance or a release of Tenant or of any guarantor of Tenant from obligations under this Lease. Landlord shall have no obligation to attempt to relet the Premises after any such termination or any such entry and repossession and Landlord shall have no liability to Tenant for any failure to relet or for any failure to collect or to receive rentals from a reletting. Tenant hereby waives and relinquishes any and all claims to any and all proceeds of any reletting which exceed the damages required to be paid to Landlord by Tenant hereunder on account of Tenant's default.

9.4  NO WAIVER OR ACCEPTANCE

No action by the Landlord during the Term will be deemed an acceptance of an attempted surrender of the Premises and no agreement to accept a surrender of the Premises will be valid unless made in writing and signed by the Landlord.
No re-entry or taking possession of the Premises by the Landlord will be construed as an election by the Landlord to terminate this Lease, unless a written notice of termination is given to the Tenant. Notwithstanding any such reletting, re-entry or taking possession, the Landlord may at anytime thereafter elect to terminate this Lease for a previous default. The Landlord's acceptance of rent following the occurrence of an event of default will not be construed as the Landlord's of such event of default. No waiver by the Landlord of any default by the Tenant will be deemed to constitute a waiver of any other or future default hereunder. Forbearance by the Landlord to enforce one or more of the remedies herein provided will not be deemed to constitute a waiver of any default. The failure of the Landlord to enforce Rules and Regulations against the Tenant or any other tenant in the Building will not be deemed a waiver thereof. No provision of this Lease will be deemed to have been waived by the Landlord unless such waiver is in writing signed by the Landlord. No endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy.

9.5  CUMULATIVE REMEDIES

The rights granted to the Landlord in this Lease are cumulative and not intended to be exclusive of any other right or remedy which the Landlord might have at law or in equity and the exercise of one or more rights or remedies will not prejudice the concurrent or subsequent exercise of other rights or remedies.

9.6  LANDLORD'S COSTS

If the Landlord brings any action under this Lease or consults or places this Lease or any amount payable by the Tenant hereunder with an attorney for the enforcement of any of the Landlord's rights hereunder, the Tenant agrees in each such case to pay to the Landlord the reasonable attorney's fees and other expenses incurred by the Landlord in connection therewith.

ARTICLE 10:  MISCELLANEOUS

10.1 TITLES

The titles of the articles and paragraphs are for convenience and are not to be considered in construing this Lease.

10.2 NOTICE OF LEASE

Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of the termination.

10.3 RELOCATION

Landlord reserves the right to relocate the Premises to comparable space within the Building or another building in the office park or vicinity in which the Building is located by giving Tenant prior written notice of such intention to relocate. If within 30 days after receipt of such notice, Landlord and Tenant have not agreed on the space to which the Premises are to be relocated and the timing of such relocation, this Lease shall terminate on that date which is 60 days after Tenant's receipt of such notice. If Landlord and Tenant do so agree, then effective on the date of such relocation, this Lease shall be amended by deleting the description of the original Premises and substituting therefor a description of such comparable space. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Building or the park.

10.4 NOTICES FROM ONE PARTY TO THE OTHER

No notice, approval, consent requested or election required or permitted pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served when hand delivered or two days after mailing by registered or certified mail, return receipt requested.

10.5 BIND AND INURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a trustee or trustees, the obligation of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually. In the event this Lease is executed by two or more entities as "Tenant", the liability of each shall be joint and several.

10.6 PARTIAL INVALIDITY

If any term of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent Permitted by law.

10.7 ESTOPPEL CERTIFICATE

Tenant agrees on the Commencement Date, and from time to time thereafter upon not less than 15 days prior written request by

Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit G, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offset or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease; that there are no defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.7 may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.8 WAIVER OF SUBROGATION

Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.9 BROKERAGE

Tenant represents and warrants that it has dealt with no broker in connection with this transaction, and agrees to defend, indemnify and save Landlord harmless from and against any and all claims for a commission arising out of this Lease made by anyone.

10.10     LANDLORD'S EXECUTION

In the event that Landlord's execution of this Lease is not attested or acknowledged where provided below, the parties hereby acknowledge that in lieu thereof Landlord has provided Tenant with a Certificate executed by Landlord's Secretary certifying that the officer who has executed this Lease on behalf of Landlord was duly authorized to do so by Landlord's Board of Directors.

ARTICLE 11:  SECURITY DEPOSIT

Landlord acknowledges receipt from Tenant of the Security Deposit to be held by Landlord, as security, without interest, for and during the Term, which deposit shall be returned to Tenant, at the termination of this Lease provide there exists no breach of any undertaking of Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of the Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

EXECUTED and delivered as of the day and year first above written.

LANDLORD:                              WILLRUSS LIMITED LIABILITY COMPANY


                                       By:   /s/ RUSSELL L. DOBSON
                                          ----------------------------------
                                                 Russell L. Dobson
                                                 Operating Manager

STATE OF OKLAHOMA   )
                    )  SS:
COUNTY OF OKLAHOMA  )

     The foregoing instrument was acknowledged, before me this 14th day of July, 1995, by Russell L. Dobson, Operating Manager of WillRuss Limited Liability Company, a limited liability corporation, on behalf of the corporation.

                                        /s/
                                       --------------------------------------
                                       Notary Public


My Commission Expires:  July 18, 1995.


TENANT:                                WESTERN FINANCIAL SERVICES CORP.


                                       By: THOMAS F. RILEY JR.
                                           -----------------------------------
                                           Thomas F. Riley Jr.
                                           Executive Vice President

Attest:

  /s/
--------------------------
Secretary


STATE OF OKLAHOMA   )
                    )  SS:
COUNTY OF OKLAHOMA  )

     The foregoing instrument was acknowledged, before me this 14th day of July, 1995, by Thomas F. Riley, Jr., Executive Vice President of Western Financial Services Corp., a corporation, on behalf of the corporation.


                                       /s/
                                       --------------------------------------
                                       Notary Public

My Commission Expires:  July 18, 1995.

                                        RIDER


                                  OPTION TO PURCHASE

     In consideration of Tenant's agreement to pay the Total Scheduled Base Rent based upon seventy-five percent (75%) of the total rentable floor area of the Premises, although currently not occupying said seventy-five percent (75%) of the total rentable floor area of the Premises, Landlord does hereby bargain, sell, grant and demise to Tenant this Option to Purchase under and subject to the following terms and conditions, to wit:

     1. Tenant is hereby granted by Landlord a right of first refusal to accept or reject all future tenants in the Premises, from and after the effective date of the foregoing Agreement. Tenant agrees that it will not unreasonably withhold its consent with respect to any such future tenant.

     2. Tenant is hereby granted by Landlord the right to approve all terms and conditions of all future leases negotiated by Landlord with respect to the Premises. Tenant agrees that it will not unreasonably withhold its approval of any and all future leases.

     3. Tenant is hereby granted the right to exercise this Option to Purchase at any time up to and including ten (10) years from the date of the foregoing Agreement. In the event Landlord receives a legitimate offer in writing to purchase the Premises during this period, Landlord shall so notify Tenant and provide Tenant with all details of said legitimate offer, and Tenant shall have thirty days to exercise the Option to Purchase at the Purchase Price hereinafter set out, notwithstanding the other offer received for the Premises. In the event Tenant fails to exercise the Option to Purchase within the thirty day period, the Option to Purchase terminates, and the Landlord may then consummate the sale of the Premises under the terms of the legitimate offer previously received.

     4. With respect to this Option to Purchase, Landlord and Tenant agree to the following Purchase Price:

     a.   From July 6, 1995 through July 5, 1996 - $1,430,000.00

     b.   From July 6, 1996 through July 5, 1997 - $1,560,000.00

     c.   From July 6, 1997 through July 5, 1998 - $1,690,000.00

     d.   From July 6, 1998 through July 5, 1999 - $1,820,000.00

     e.   From July 6, 1999 through July 5, 2000 - $1,950,000.00

     f.   From and after July 6, 2000 through July 5, 2005,
          $1,950,000.00, plus the previous five (5) years inflation rate as reflected by the U.S. Department of Labor Consumer Price Index for all United States' Cities multiplied times the said $1,950,000.00.

The amounts reflected above can be paid by Tenant at any time within the respective periods, and Tenant will give Landlord thirty (30) days written notice of Tenant's desire to exercise this Option to Purchase.

     5. Upon exercise of this Option to Purchase by Tenant, Landlord and Tenant agree to cooperate and undertake all necessary action to finalize all documents, assignments and deeds in order to facilitate an orderly closing of the sale of the Premises. Landlord agrees to convey said Premises to Tenant by Warranty Deed. Upon Tenant's exercise of this Option to Purchase the terms and provisions of the preceding Agreement will be terminated between the Landlord and Tenant.

                                       ADDENDUM


     Tenant agrees to pay to Landlord the Total, Scheduled Base Rent, in monthly installments, totalling $18,008 per month. The Total Scheduled Base Rent is computed by determining that Tenant is occupying seventy-five percent (75%) of the total rentable floor area of the Premises.

     At the time of execution of this Agreement, Tenant is only occupying fifty-nine percent (59%) of the total rentable floor area of the Premises. Landlord hereby specifically grants to Tenant throughout the term of this Agreement, the exclusive right to increase its total rentable floor area of the Premises from its current percentage up to and including seventy-five percent (75%) of the Premises, upon sixty days written notice to Landlord.

     In the event Tenant does not occupy the full seventy-five percent (75%) of the total rentable floor space, Landlord agrees to refund to Tenant, on a monthly basis, the difference in the Total Scheduled Base Rent for occupancy of seventy-five percent (75%) of the total rentable floor space and the total rentable floor space of that seventy-five percent (75%) occupied and paid for by any other tenant.